Exhibit (c)(11)

Project Virgil: Preliminary Valuation Analysis April 2025

1. Virgil Trading Performance 1 2. Update on Valuation Perspectives 8 Appendix 17 Agenda

Virgil Trading Performance

Virgil Share Price Over Time Source(s): FactSet. Market data as of 04/15/2025. 1. Multiples based on Broker consensus values. 2. Displaying Broker consensus NTM revenue growth, NTM Gross Profit margins and NTM Adj. EBITDA margins. Share Price Since IPO $7.91 Post-Earnings Price Reaction IPO Price $25.00 First Day Close: $24.94 Nov 2021 3Q21 earnings; Beat revenue by 6% and Adj. EBITDA by 55% May 2022 1Q22 earnings; Raised CY23 revenue guidance from $299mm to $305mm Jun 2023 Virgil Investor Day Jul 2024 2Q24 earnings; Lowered CY24 revenue guidance from $445mm to $437.5mm Share Price Summary High Low Avg Since IPO $26.57 $6.14 $10.33 LTM $12.86 $6.89 $9.78 Market & Operating Summary (4/15/2025)(1) 2024E 2025E 2026E Market Cap $1,753 EV / Revenue 3.3x 3.1x 2.8x (-) Cash ($398) EV / Gross Profit 4.4x 4.2x 3.8x (+) Debt $72 EV / Adj. EBITDA 16.8x 16.0x 12.5x Enterprise Value $1,427 CY21 CY22 CY23 CY24 CY25 Q3 Q4 CY21 Q1 Q2 Q3 Q4 CY22 Q1 Q2 Q3 Q4 CY23 Q1 Q2 Q3 Q4 CY24 Curr. NTM Rev Growth(2) 24% 20% 20% 22% 21% 20% 16% 16% 16% 18% 19% 17% 17% 17% 13% 11% 11% 11% 6% NTM Gross Margin(2) 61% 63% 63% 62% 64% 65% 66% 66% 67% 68% 70% 72% 72% 73% 73% 74% 74% 74% 75% NTM Adj. EBITDA Margin(2) (17%) (13%) (13%) (10%) (7%) (3%) 1% 1% 2% 6% 10% 17% 17% 18% 19% 21% 22% 22% 21% NTM Rule of 40 7% 7% 7% 12% 14% 17% 17% 17% 18% 24% 29% 34% 34% 35% 32% 32% 32% 32% 27% Aug 2024 Announced first ever Share Repurchase Plan of up to $100mm 30% 1-day drop $12.72 $8.94 Unaffected Share Price Unaffected Current $£G %£G $6.89 $7.91 $1.02 14.8% Feb 2025 4Q24 & FY24 earnings; Weaker CY25 revenue guidance Key Process Dates „\Bain Bid: 1/28/2025 „\TPG Bid: 1/31/2025 „\Leak: 3/13/2025 Jan 2023 Named Dan Drees as President Unaffected Closing Price $6.89 1 Nov 2024 3Q24 earnings; Strong bottom line growth; raised Adj. EBITDA guidance from $74mm to $78.5mm

Virgil Relative Share Price Performance vs. Peers Source(s): FactSet. Market data as of 04/15/2025. 1. Peers include BILL, FLYW, PAY, ADYEN, PAYO, FOUR, WEX, CPAY, and BL. Share Price Performance Since IPO 0% 50% 100% 150% Oct-21 Jun-22 Mar-23 Nov-23 Jul-24 Apr-25 Virgil Peers (69%) (32%) (1) Performance Since Leak (Unaffected as of 3/12/2025) Virgil 15% Peers (8%) Performance Up Until Leak on 3/13/2025 Since IPO 3-Yr 2-Yr 1-Yr YTD Virgil (72%) (5%) (16%) (47%) (33%) Peers (19%) (2%) 16% 4% (14%) 2

Virgil CY2024E Guidance Over Time Source(s): FactSet, Broker Research, Company filings. 1. Based on Company and Broker adjustments. CY2024E Guidance Over Time Revenue Adj. EBITDA(1) Consensus ($ in millions) Interest from customer funds $45 $45 $49 ($ in millions) Ä to Midpoint (0.1%) (0.6%) (2.2%) 33.5% 0.0% (4.0%) Q1 ’24A May Roadshow Q2 ’24A Q3 ’24A 0.3% $50 5.9% 3 Q4 ’24A Actuals Q1 ’24A May Roadshow Q2 ’24A Q3 ’24A $50 Q4 ’24A Actuals Market Reaction (3.3%) 0.8% (29.7%) 13.9% (20.6%) (3.3%) 0.8% (29.7%) 13.9% (20.6%) Guidance Actuals

Virgil Guidance vs Consensus – Q1 and FY2025E Source(s): FactSet, Broker Research, Company Risk Adjusted Projections. Current market data as of 04/15/2025. FY2025E (Pre-Q4’24 Earnings) Growth 4 Q1’25E $101 Consensus Revenue Adj. EBITDA 10% 4% 21% 19% (As of Q4’24 Earnings) Guidance Range Guidance Range (Pre-Q4’24 Earnings) (As of Q4’24 Earnings) Margin $453 $460 Guidance High End Guidance Low End $86 $91 $108 Risk Adj. Proj. $18 Risk Adj. Proj. Margin (Current) Revenue (Current) (Mgmt. Provided) $20 Consensus Adj. EBITDA Growth (Mgmt. Provided) $110 Consensus

TPG View of Virgil Pro Forma Growth 5 TPG Slide Source(s): TPG diligence presentation provided on 4/13/2025.

Multiples Compared to Peers Median EV / NTM Revenue Over Time 4.7x 2.8x Source(s): FactSet. Market data as of 04/15/2025. 1. Peers include BILL, FLYW, PAY, ADYEN, PAYO, FOUR, WEX, CPAY, and BL. 2.0x 6.0x 10.0x 14.0x Oct-21 Jun-22 Mar-23 Nov-23 Jul-24 Apr-25 Average EV / NTM Revenue 1 Year 2 Year 3 Year Virgil 3.6x 3.9x 3.9x Peers 5.2x 5.3x 3.9x Virgil Peers(1) 6

Summary of Broker Price Targets and Recommendations

Share Price Targets

% vs. Current: 18% | 1% | 64% | (18%)


Price
$7.91
$9.37
$8.00
$13.00
$6.50
Current
Mean
Median
Max
Min

Buy / Hold / Sell


Sell
12%
Hold
53%
Buy
35%

Price Target History


100%
50%
0%
$35
$30
$25
$20
$15
$10
$5
$0
$9.37
$7.91
Oct-21
Apr-22
Oct-22
Apr-23
Oct-23
Apr-24
Oct-24
Apr-25
Buy + Overweight
Hold
Sell + Underweight
Price
Mean Target Price

Price Target and Valuation Methodology by Analyst

Broker	Date of Latest Report	Jan Price Target[1]	Price Target	% Δ in Price Target	Recommendation	Primary Valuation Methodology	Secondary Valuation Methodology
Wolfe	4/15/2025	$13.00	NA	NA	Hold	11.0-13.0x CY26 EV/Adj. EBITDA	-
BMO	4/9/2025	$11.00	$8.00	(27%)	Hold	15.0x CY26 EV/Adj. EBITDA-CapEx	-
Goldman Sachs	4/8/2025	$9.50	$6.50	(32%)	Sell	17.0x CY26 EV/Adj. EBITDA-SBC	-
Baird	4/3/2025	$14.00	$12.00	(14%)	Buy	-	-
KBW	3/30/2025	$11.00	$9.00	(18%)	Hold	-	-
BTIG	3/17/2025	$14.00	$11.00	(21%)	Buy	15.0x CY26 EV/Adj. EBITDA	-
Wells Fargo	3/13/2025	$10.00	$8.00	(20%)	Hold	4.0x CY26 EV/Gross Profit	-
Compass Point	3/11/2025	$15.00	$13.00	(13%)	Buy	5.0x CY26 Mkt Cap/Revenue	-
Barclays	3/4/2025	$13.00	$8.00	(38%)	Hold	6.0x CY26 EV/Gross Profit	DCF
Deutsche Bank	2/26/2025	$15.00	$11.00	(27%)	Buy	19.0x CY26 EV/Adj. EBITDA	-
J.P. Morgan	2/27/2025	$10.00	$9.00	(10%)	Hold	4.0x CY26 EV/Gross Profit	-
KeyBanc	2/26/2025	$14.00	NA	NA	Hold	2.6x CY25 EV/Revenue	-
Morgan Stanley	2/27/2025	$11.00	$8.00	(27%)	Hold	13.0x CY26 EV/Adj. EBITDA	-
Piper Sandler	2/28/2025	$10.00	$8.00	(20%)	Hold	DCF	-
Susquehanna	2/28/2025	$14.00	$13.00	(7%)	Buy	11.0x CY26 EV/Adj. EBITDA	-
UBS	2/26/2025	$10.50	$8.00	(24%)	Buy	4.0x CY26 EV/Gross Profit	-
Bank of America	2/26/2025	$9.00	$8.00	(11%)	Sell	3.0x CY26 EV/Revenue	0.4x CY26 EV/Rev/Growth
		Avg: $12.00	Avg: $9.37	Avg: (21%)			
	Avg. Post Leak Date		Avg: $9.08	Avg: (22%)			

Source(s): FactSet, Bloomberg, AlphaSense, Broker Research, Press release. Market data as of 04/15/2025. 1. Price targets as of 1/31 Board Presentation.

7

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Update on Valuation Perspectives

Financial Summary – Company Risk Adjusted Projections Preliminary Financial Summary Source(s): Company filings and Company Risk Adjusted Projections. CAGR CAGR ($ in millions) 2021A 2022A 2023A 2024A 2025E 2026E 2027E 2028E 2029E '21A - '24A '24A - '29E Total Revenue $248 $316 $381 $439 $462 $508 $556 $631 $707 21% 10% % Growth 34% 27% 20% 15% 5% 10% 9% 14% 12% Total COGS ($97) ($114) ($117) ($116) ($119) ($126) ($132) ($142) ($149) 6% 5% Total Non-GAAP Gross Profit $151 $203 $264 $323 $342 $383 $423 $489 $558 29% 12% Gross Margin % 61% 64% 69% 74% 74% 75% 76% 77% 79% S&M (60) (73) (73) (77) (85) (87) (90) (94) (101) 9% 6% % of Revenue 24% 23% 19% 17% 18% 17% 16% 15% 14% R&D (60) (75) (86) (88) (91) (93) (95) (97) (100) 13% 2% % of Revenue 24% 24% 23% 20% 20% 18% 17% 15% 14% G&A (57) (70) (75) (74) (75) (75) (76) (77) (79) 9% 1% % of Revenue 23% 22% 20% 17% 16% 15% 14% 12% 11% Total OpEx ($177) ($218) ($234) ($239) ($251) ($255) ($261) ($268) ($280) 10% 3% % of Revenue 71% 69% 61% 54% 54% 50% 47% 42% 40% Adj. EBITDA w/o PubCo Costs (Unburdened w/ SBC) ($26) ($15) $30 $85 $91 $128 $163 $221 $278 NA 27% Adj. EBITDA Margin % (11%) (5%) 8% 19% 20% 25% 29% 35% 39% Less: Public Company Costs - - - - - (6) (6) (6) (6) Adj. EBITDA Incl. PubCo Costs (Unburdened w/ SBC) ($26) ($15) $30 $85 $91 $122 $157 $215 $272 NA 26% Adj. EBITDA Margin % (11%) (5%) 8% 19% 20% 24% 28% 34% 38% Depreciation & Amortization (31) (33) (36) (36) (35) (34) (30) (28) (29) % of Revenue 12% 10% 9% 8% 8% 7% 5% 4% 4% Non-GAAP EBIT (Unburdened w/ SBC) ($57) ($48) ($5) $48 $55 $87 $126 $187 $243 NA 38% Op Margin % (23%) (15%) (1%) 11% 12% 17% 23% 30% 34% Total CapEx ($32) ($22) ($18) ($20) ($22) ($20) ($20) ($21) ($22) (15%) 2% % of Revenue 13% 7% 5% 4% 5% 4% 4% 3% 3% Change in NWC ($2) ($3) ($22) ($25) $5 ($2) ($5) ($10) ($6) 116% (25%) % of Revenue (1%) (1%) (6%) (6%) 1% (0%) (1%) (2%) (1%) 8

Comparison of Virgil LRP, Company Risk Adjusted Projections and Consensus Source(s): Company Filings, Broker Research and Company February LRP and Company Risk Adjusted Projections. 1. Unburdened by SBC and includes Management estimated Public Company Costs. 2. Highly illustrative and for information purposes only – not to be used for valuation purposes. % Margin: CAGR (’24A – ’27E): 17% 41% 20% 24% 28% 38% 19% 23% 14% 16% 21% 28% 34% CAGR (’24A – ’27E): 9% 30% CAGR (’27E – ’29E): 13% CAGR (’27E – ’29E): 9% February LRP Company Risk Adjusted Projections Current Consensus Extrapolated Consensus(2) CAGR (’24A – ’27E): 9% 25% 19% 23% 7% 5% 10% 9% 12% 4% 10% 12% 4% 10% 12% 9% CAGR (’24E – ’27E): 12% CAGR (’27E – ’29E): 18% 25% CAGR (’24A – ’27E): 23% CAGR (’24A – ’27E): 18% CAGR (’27E – ’29E): 32% CAGR (’27E – ’29E): 20% CAGR (’24E – ’27E): 36% CAGR (’24A – ’27E): 18% CAGR (’27E – ’29E): 29% 15% 15% 19% 19% • FY24 Revenue missed original Management Guidance but beat Adj. EBITDA guidance • Based on discussions with management, Q1’25 Revenue and Adj. EBITDA expected to miss vs. Feb LRP • Company Risk Adjusted Projections reflect 4% higher ’27E – ’29E Revenue CAGR and 8% higher 2029E Adj. EBITDA Margin versus Extrapolated Consensus(2) 19% 38% 14% 34% 9% 28% 9

Preliminary Comparable Public Companies

Operating and Valuation Metrics Through CY26

	Price	Equity	Enterprise	EV/Revenue			EV/Adj. EBITDA			Revenue Growth			Gross Profit Margin	Adj. EBITDA Margin		Capex % of Rev	Float Rev Mix
	4/15/2025	Value	Value	CY24A	CY25E	CY26E	CY24A	CY25E	CY26E	'24/'23	'25/'24	'26/'25	CY25E	CY25E	CY26E	CY25E	CY25E
Virgil (Risk Adjusted Projections)	$7.91	$1,753	$1,427	3.3x	3.1x	2.8x	16.8x	15.7x	11.2x	15.3%	5.2%	10.1%	74.1%	19.7%	25.1%	4.7%	9.9%
Virgil (Company Feb LRP)	$7.91	$1,753	$1,427	3.2x	3.0x	2.6x	16.8x	14.2x	9.5x	15.3%	7.0%	14.3%	74.6%	21.4%	27.9%	4.5%	9.7%
Virgil (Consensus)	$7.91	$1,753	$1,427	3.3x	3.1x	2.8x	16.8x	16.0x	12.5x	15.3%	4.3%	10.3%	74.1%	19.4%	22.7%	4.8%	9.8%
Virgil (Consensus - Unaffected)	$6.89	$1,526	$1,201	2.7x	2.6x	2.4x	14.2x	13.5x	10.5x	15.3%	4.3%	10.3%	74.1%	19.4%	22.7%	4.8%	9.8%
Adyen[1]	$1,639.61	$51,786	$40,470	17.9x	14.4x	11.6x	36.1x	27.4x	20.7x	22.7%	24.0%	24.9%	NA	52.8%	55.8%	4.6%	NA
Corpay	$312.84	22,421	28,887	7.0x	6.6x	5.9x	13.3x	12.3x	10.9x	6.2%	6.5%	10.6%	78.0%	53.5%	54.7%	4.6%	1.7%
Shift4	$78.07	7,125	8,997	6.1x	5.3x	4.5x	13.0x	10.7x	9.0x	28.9%	15.7%	17.8%	69.1%	49.6%	49.9%	10.3%	NA
Bill.com	$42.21	4,497	4,023	2.9x	2.6x	2.2x	18.5x	15.3x	11.6x	17.4%	13.8%	16.6%	84.4%	16.8%	18.9%	1.8%	8.5%
Wex	$127.24	5,117	8,965	3.4x	3.4x	3.2x	7.7x	8.1x	7.6x	3.1%	(0.2%)	5.4%	60.6%	42.3%	42.6%	6.2%	NA
Payoneer	$6.43	2,543	2,047	2.1x	2.0x	1.8x	7.6x	7.8x	7.0x	17.6%	6.5%	11.1%	82.5%	25.0%	25.4%	2.1%	20.7%
Paymentus	$30.07	3,897	3,691	11.8x	10.2x	8.7x	39.2x	31.9x	25.5x	29.4%	15.8%	17.2%	86.7%	32.0%	34.2%	8.7%	NA
Blackline	$45.24	2,998	3,054	4.7x	4.4x	4.0x	18.6x	16.5x	14.3x	10.7%	7.0%	8.9%	79.8%	26.4%	28.1%	4.3%	NA
Flywire	$8.61	1,120	459	1.0x	0.8x	0.7x	5.9x	4.3x	3.2x	24.3%	16.5%	16.8%	64.2%	19.2%	21.9%	1.5%	NA
Min				**1.0x**	**0.8x**	**0.7x**	**5.9x**	**4.3x**	**3.2x**	**3.1%**	**(0.2%)**	**5.4%**	**60.6%**	**16.8%**	**18.9%**	**1.5%**	**1.7%**
Mean				**6.3x**	**5.5x**	**4.7x**	**17.8x**	**14.9x**	**12.2x**	**17.8%**	**11.7%**	**14.4%**	**75.7%**	**35.3%**	**36.8%**	**4.9%**	**10.3%**
Median				**4.7x**	**4.4x**	**4.0x**	**13.3x**	**12.3x**	**10.9x**	**17.6%**	**13.8%**	**16.6%**	**78.9%**	**32.0%**	**34.2%**	**4.6%**	**8.5%**
Max				**17.9x**	**14.4x**	**11.6x**	**39.2x**	**31.9x**	**25.5x**	**29.4%**	**24.0%**	**24.9%**	**86.7%**	**53.5%**	**55.8%**	**10.3%**	**20.7%**

Reference Valuation

	Metric	Selected Range	Implied EV	Implied Equity Value	Implied Share Price
2025 Revenue (Risk Adj. Proj.)	$462	3.0x - 6.0x	$1,385 - $2,770	$1,710 - $3,096	$7.72 - $13.85
2026 Revenue (Risk Adj. Proj.)	508	2.5x - 5.0x	1,271 - 2,541	1,596 - 2,866	$7.20 - $12.84
2025 Adj. EBITDA (Risk Adj. Proj.)	91	13.0x - 18.0x	1,181 - 1,635	1,506 - 1,960	$6.80 - $8.84
2026 Adj. EBITDA (Risk Adj. Proj.)	122[2]	11.0x - 15.0x	1,337 - 1,823	1,662 - 2,148	$7.50 - $9.67

Source(s): FactSet, Broker Research, Company Feb LRP and Company Risk Adjusted Projections. Market data as of 04/15/2025. 1. Adyen does not report gross profit. 2. Unburdened by SBC and includes Management estimated Public Company Costs.

10

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Change in Comparable Public Companies Trading

Trading Comparable Public Companies Across Periods

	Share Price	Initial Board Presentation						4/15 Close						Change					
		EV/Revenue			EV/Adj. EBITDA			EV/Revenue			EV/Adj. EBITDA			EV/Revenue			EV/Adj. EBITDA		
	Delta	CY24E	CY25E	CY26E	CY24E	CY25E	CY26E	CY24E	CY25E	CY26E	CY24E	CY25E	CY26E	CY24E	CY25E	CY26E	CY24E	CY25E	CY26E
Adyen	(8%)	20.3x	16.4x	13.1x	41.7x	31.2x	23.5x	17.9x	14.4x	11.6x	36.1x	27.4x	20.7x	(2.4x)	(1.9x)	(1.6x)	(5.6x)	(3.8x)	(2.8x)
Corpay	(20%)	8.2x	7.6x	6.9x	15.3x	14.0x	12.6x	7.0x	6.6x	5.9x	13.3x	12.3x	10.9x	(1.2x)	(1.0x)	(1.0x)	(2.1x)	(1.7x)	(1.7x)
Shift4	(35%)	9.1x	7.7x	6.5x	19.1x	15.4x	12.9x	6.1x	5.3x	4.5x	13.0x	10.7x	9.0x	(2.9x)	(2.4x)	(2.0x)	(6.1x)	(4.7x)	(3.9x)
Bill.com	(57%)	7.3x	6.4x	5.4x	48.8x	42.4x	33.6x	2.9x	2.6x	2.2x	18.5x	15.3x	11.6x	(4.4x)	(3.8x)	(3.2x)	(30.3x)	(27.1x)	(22.0x)
Wex [1]	(32%)	4.5x	4.3x	4.0x	10.1x	9.7x	8.8x	3.4x	3.4x	3.2x	7.7x	8.1x	7.6x	(1.0x)	(0.9x)	(0.8x)	(2.4x)	(1.7x)	(1.2x)
Payoneer	(40%)	3.9x	3.6x	3.2x	14.1x	14.5x	12.7x	2.1x	2.0x	1.8x	7.6x	7.8x	7.0x	(1.8x)	(1.6x)	(1.4x)	(6.5x)	(6.7x)	(5.8x)
Paymentus	(13%)	12.9x	10.9x	9.2x	43.8x	34.9x	27.8x	11.8x	10.2x	8.7x	39.2x	31.9x	25.5x	(1.1x)	(0.7x)	(0.5x)	(4.6x)	(3.0x)	(2.3x)
Blackline	(29%)	6.6x	6.1x	5.5x	26.4x	23.6x	19.9x	4.7x	4.4x	4.0x	18.6x	16.5x	14.3x	(2.0x)	(1.7x)	(1.5x)	(7.8x)	(7.1x)	(5.6x)
Flywire	(56%)	4.0x	3.2x	2.6x	24.5x	16.8x	11.9x	1.0x	0.8x	0.7x	5.9x	4.3x	3.2x	(3.0x)	(2.4x)	(1.9x)	(18.6x)	(12.5x)	(8.7x)
Mean	**(32%)**	**8.5x**	**7.4x**	**6.3x**	**27.1x**	**22.5x**	**18.2x**	**6.3x**	**5.5x**	**4.7x**	**17.8x**	**14.9x**	**12.2x**	**(2.2x)**	**(1.8x)**	**(1.5x)**	**(9.3x)**	**(7.6x)**	**(6.0x)**
	4/15 vs 1/31	Company Dec LRP (1/31 Close)						Risk Adjusted Projections (4/15 Close)											
Virgil	**(25%)**	**4.7x**	**4.2x**	**3.6x**	**25.7x**	**19.6x**	**12.8x**	**3.3x**	**3.1x**	**2.8x**	**16.8x**	**15.7x**	**11.7x**	**(1.4x)**	**(1.1x)**	**(0.8x)**	**(8.9x)**	**(3.9x)**	**(1.0x)**

Reference Valuation

Selected Range as of Initial Board Presentation			
2025 Revenue (Dec LRP)	4.0x	-	7.0x
2026 Revenue (Dec LRP)	4.0x	-	6.0x
2025 Adj. EBITDA (Dec LRP)	14.0x	-	19.0x
2026 Adj. EBITDA (Dec LRP)	12.5x	-	17.5x

Current Selected Range (Unchanged vs. 3/26 Board Presentation)			
2025 Revenue (Risk Adj. Proj.)	3.0x	-	6.0x
2026 Revenue (Risk Adj. Proj.)	2.5x	-	5.0x
2025 Adj. EBITDA (Risk Adj. Proj.)	13.0x	-	18.0x
2026 Adj. EBITDA (Risk Adj. Proj.)	11.0x	-	15.0x

Source(s): FactSet, Company December LRP, Company Risk Adjusted Projections, Company Filings. Market data as of 04/15/2025. 1. 01/31/2025 multiples adjusted to exclude Investment Securities and be consistent with the 04/15/2025 multiples.

11

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Preliminary Selected Comparable Transactions

Preliminary Comparable Transactions

Announced Date	Acquiror	Target	Enterprise Value	NTM Rev. Growth	Adj. EBITDA Margin LTM	Adj. EBITDA Margin NTM	Enterprise Value Multiple Revenue LTM	Enterprise Value Multiple Revenue NTM	Premiums 1-Day	Premiums 52-Wk High
01/07/2025	Paychex	Paycor	$4,108	10%	35%	33%	5.9x	5.3x	21%	5%
09/18/2024	Bridgepoint / General Atlantic	Esker	$1,748	15%	17%	19%	8.3x	7.2x	30%	28%
05/08/2024	Corpay	Paymerang	$475	20%	NA	NA	9.6x	8.0x	NA	NA
10/23/2023	Vista Equity Partners	EngageSmart	$3,644	21%	19%	19%	10.0x	8.2x	23%	3%
12/12/2022	Thoma Bravo	Coupa	$8,122	17%	15%	23%	9.9x	8.5x	77%	(60%)
09/28/2022	EQT	Billtrust	$1,477	27%	(12%)	(3%)	9.6x	7.5x	65%	(13%)
08/08/2022	Vista Equity Partners	Avalara	$8,401	22%	3%	2%	10.6x	8.7x	27%	(51%)
12/17/2021	Thoma Bravo	Bottomline	$2,632	11%	20%	20%	5.3x	4.8x	42%	5%
07/19/2021	Bill.com	Invoice2go	$625	25%	NA	NA	20.6x	16.4x	NA	NA
11/08/2018	Edenred	Corporate Spending Innovations	$600	21%	60%	60%	14.0x	11.5x	NA	NA
		Virgil (Risk Adj. Proj.)	$1,427	5%	19%	20%	-	-	-	-
	Median			20%	18%	20%	9.8x	8.1x	30%	3%
	Mean			19%	20%	22%	10.4x	8.6x	41%	(12%)
	Median (Growth <20%)			13%	18%	22%	7.1x	6.3x	36%	5%
	Mean (Growth <20%)			13%	22%	24%	7.3x	6.4x	43%	(5%)

Reference Valuation

	Metric	Selected Range	Implied EV	Implied Equity Value	Implied Share Price
2024A Revenue	$439	5.0x - 7.5x	$2,195 - $3,292	$2,520 - $3,617	$11.32 - $16.13
2025E Revenue (Risk Adj. Proj.)	462	4.0x - 6.5x	1,847 - 3,001	2,172 - 3,326	$9.78 - $14.86

Source(s): FactSet, Company Filings, Company Risk Adjusted Projections, Broker Research and other public information. Market data as of 04/15/2025.

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Preliminary Discounted Cash Flow Analysis Company Risk Adjusted Projections Terminal EV / LTM EBITDA Multiple Terminal EV / LTM EBITDA Multiple $10.31 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 13.5% $8.69 $9.35 $10.02 $10.68 $11.34 $11.99 $12.65 14.0% $8.55 $9.20 $9.84 $10.49 $11.14 $11.78 $12.43 14.5% $8.40 $9.04 $9.68 $10.31 $10.94 $11.58 $12.21 15.0% $8.27 $8.89 $9.51 $10.13 $10.75 $11.37 $11.99 15.5% $8.13 $8.74 $9.35 $9.96 $10.57 $11.18 $11.78 WACC PV of NOL Share Price 13.5% $0.26 14.0% $0.25 14.5% $0.25 15.0% $0.24 15.5% $0.24 WACC Terminal EV / LTM EBITDA Multiple #REF! 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 13.5% $8.95 $9.61 $10.27 $10.93 $11.59 $12.25 $12.91 14.0% $8.80 $9.45 $10.10 $10.74 $11.39 $12.04 $12.68 14.5% $8.65 $9.29 $9.92 $10.56 $11.19 $11.82 $12.46 15.0% $8.51 $9.13 $9.76 $10.38 $11.00 $11.62 $12.24 15.5% $8.37 $8.98 $9.59 $10.20 $10.81 $11.42 $12.02 WACC DCF Value per Share DCF NOL Value per DCF Value per Share Incl. NOL Impact Share 13 Source(s): Based on Company Risk Adjusted Projections. Note: Debt and cash balance as of Q1 CY25 Company Risk Adjusted Projections. Virgil's capitalization based on Company Management information. Valuation date as of 03/31/2025. Assumes midyear discounting except for terminal value which is discounted using end-of-period discounting methodology. Assumes 25.9% tax rate per Company Management.

Premiums Paid for Precedent Technology Transactions Source(s): FactSet data as of 04/15/2025, Company Filings. Transaction parameters include all US-based Technology targets with Enterprise Value between $1.0-4.0bn taken private in all-cash transactions since 2020. Specific technology verticals include Electronic Technology, Technology Services, Information Technology Services and others. Premiums Premiums to 1-Day Unaffected Stock Price to 30-Day Unaffected VWAP 42% 35% 45% 42% 31% 21% 2020 2021 2022 2023 2024 2025 Mean Premiums to 1-Day Unaffected Price Since 2020 Mean: 39% 14

Preliminary and Subject to Significant Diligence

Preliminary Virgil Valuation Summary

Price Per Share


Valuation Methodology
Reference Only
Unaffected Close (3/12/25): $6.89
Current Price (4/15/25): $7.91
Comparable Companies
EV / CY2025E Revenue $7.72 $13.85
EV / CY2026E Revenue $7.29 $12.84
EV / CY2025E Adj. EBITDA $6.80 $8.84
EV / CY2026E Adj. EBITDA $7.50 $9.67
Precedent Transactions
EV / CY2024A Revenue $11.32 $16.13
EV / CY2025E Revenue $9.78 $14.86
Preliminary 5-Year DCF
Risk-Adj. Projections Incl. NOLs $8.37 $12.91
Extrapolated Consensus Incl. NOLs $6.46 $9.86
Preliminary 5-Year LBO
Risk-Adj. Projections $7.66 $11.62
Risk-Adj. Projections PF Acq. $8.13 $13.05
Extrapolated Consensus $6.27 $9.10
Analyst Price Targets $6.50 $13.00
Recent Trading
52-Week Trading Range $6.89 $12.86
Premiums
1-Day Unaffected $8.61 $10.68
$5
$10
$15
$20
: Individual Analyst Price Targets

Notes

Preliminary Comparable Companies:
- 3.0x – 6.0x Company Risk Adjusted Projections 2025E Revenue of $462mm
- 2.5x – 5.0x Company Risk Adjusted Projections 2026E Revenue of $508mm
- 13.0x – 18.0x Company Risk Adjusted Projections 2025E Adj. EBITDA of $91mm
- 11.0x – 15.0x Company Risk Adjusted Projections 2026E Adj. EBITDA of $122mm, incl. Public Company Costs

Preliminary Precedent Transactions:
- 5.0x – 7.5x 2024A Company Risk Adjusted Projections Revenue of $439mm
- 4.0x – 6.5x 2025E Company Risk Adjusted Projections Revenue of $462mm

Preliminary DCF Analysis:
- 13.5% - 15.5% WACC
- 10.0x - 16.0x Terminal EV / LTM Adj. EBITDA Multiple

Preliminary DCF Analysis – Extrapolated Consensus:
- Extrapolated Consensus aligns with Broker Consensus Estimates for 2025E - 2027E, then assumes Revenue CAGR of 9% from 2027E – 2029E and annual Adj. EBITDA Margin expansion of ~3% for 2027E – 2029E
- 13.5% - 15.5% WACC
- 10.0x - 16.0x Terminal EV / LTM Adj. EBITDA Multiple

Preliminary 5-Year LBO Analysis:
- Company Risk Adjusted Projections Pro Forma Acquisitions assumes two acquisitions in 2026E and 2028E, each with $20mm Adj. EBITDA for $240mm (12.0x EV / Adj. EBITDA multiple)
- Extrapolated Consensus aligns with Broker Consensus Estimates for 2025E - 2027E, then assumes Revenue CAGR of 9% from 2027E – 2029E and annual Adj. EBITDA Margin expansion of ~3% for 2027E – 2029E
- 10.0x - 16.0x Adj. EBITDA Exit Multiple
- 20% - 25% Target IRR
- 7.5x (LTM Adj. EBITDA) leverage representing $635mm - $645mm of debt

Premiums:
- 1–Day unaffected premium of 25% – 55% for US-based Technology take-private transactions since 2020

Source(s): Company Risk Adjusted Projections, Company Data, Factset, Bloomberg and Broker Research. Market data as of 04/15/2025. Note: Calculation based on shares, options, RSUs as of 03/31/2025 based on management estimates excluding ESPP impact. Virgil's capitalization based on company management information.

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(High) TPG Share Price ($) $6.89 $7.91 $10.75 $11.25 $12.00 $13.00 $9.50 $10.00 $10.00 $10.50 $11.00 $11.50 $12.00 % Premium / (Discount) to Current (13%) - 36% 42% 52% 64% 20% 26% 26% 33% 39% 45% 52% % Premium / (Discount) to Unaffected - 15% 56% 63% 74% 89% 38% 45% 45% 52% 60% 67% 74% Fully Diluted Shares (mm) 221.5 221.6 222.5 222.6 222.8 223.2 222.0 222.2 222.2 222.4 222.5 222.7 221.0 Fully Diluted Equity Value $1,526 $1,753 $2,391 $2,504 $2,674 $2,902 $2,109 $2,222 $2,222 $2,335 $2,448 $2,561 $2,652 Plus: Gross Debt(1) $72 $72 $72 $72 $72 $72 $72 $72 $72 $72 $72 $72 $72 Less: Cash(1) (398) (398) (398) (398) (398) (398) (398) (398) (398) (398) (398) (398) (398) Total Enterprise Value $1,201 $1,427 $2,066 $2,179 $2,349 $2,577 $1,784 $1,897 $1,897 $2,010 $2,123 $2,236 $2,326 Premiums Analysis: Virgil 30-Day Closing Average (04/15/25) $7.91 (13%) 0% 36% 42% 52% 64% 20% 26% 26% 33% 39% 45% 52% 90-Day Closing Average (04/15/25) $9.44 (27%) (16%) 14% 19% 27% 38% 1% 6% 6% 11% 17% 22% 27% 52 Week High (07/23/24) $12.86 (46%) (38%) (16%) (13%) (7%) 1% (26%) (22%) (22%) (18%) (14%) (11%) (7%) 52 Week Low (03/12/25) $6.89 - 15% 56% 63% 74% 89% 38% 45% 45% 52% 60% 67% 74% Analyst Price Target - Median(2) $8.00 (14%) (1%) 34% 41% 50% 63% 19% 25% 25% 31% 38% 44% 50% Multiples Analysis: Metric: CY2024A Revenue $439 2.7x 3.3x 4.7x 5.0x 5.4x 5.9x 4.1x 4.3x 4.3x 4.6x 4.8x 5.1x 5.3x CY2025E Revenue $462 2.6x 3.1x 4.5x 4.7x 5.1x 5.6x 3.9x 4.1x 4.1x 4.4x 4.6x 4.8x 5.0x CY2024A Adj. EBITDA(3) $85 14.2x 16.8x 24.4x 25.7x 27.7x 30.4x 21.1x 22.4x 22.4x 23.7x 25.1x 26.4x 27.5x CY2025E Adj. EBITDA(3) $91 13.2x 15.7x 22.7x 24.0x 25.9x 28.4x 19.6x 20.9x 20.9x 22.1x 23.4x 24.6x 25.6x Preliminary Analysis at Various Prices Source(s): FactSet, Company filings, Company Risk Adjusted Projections and Market Data as of 4/15/2025. Fully diluted shares outstanding based on ~206.1mm common shares, ~14.8mm RSUs and ~7.3mm stock options outstanding, per Company Management information. 1. Debt and cash balance as of Q1 CY25 per Company Risk Adjusted Projections. 2. FactSet consensus median. 3. Unburdened with Stock-based Compensation.

Appendix

Management¡¦s Discussion of Risks to Company Feb LRP „H The Company LRP is a growth plan and does not account for major risk factors that may meaningfully impact company performance over time, including: „H Macro environment risks „H Execution risk „H Monetization timing of new wins „H The current LRP assumes significant growth acceleration in the near term, which is dependent on a number of KPIs that need to improve in the current year: „H Increasing retention rates back to 104-105% vs the 99% in 2024 „H Increasing TSV „H Yield expansion „H Over the longer term, growth is also highly dependent on successful and timely launch of three brand new products that need to ramp quickly: „H Payment Accelerator „H Spend Management „H Pay Platform „H Other risks that Management is observing are new technology offerings driven by AI, increased pricing competition from existing and new entrants and Interchange contraction, among others „H Margin expansion, in particular unit-cost reduction, may become more challenging as the high-impact levers have been addressed „H Historically, the Company has typically underperformed LRPs by c. 20% in year 3 and 4 Source: Company Management. 17 Select Investor Feedback Post-Leak Investor 1 10.7mm shares(

Select Investor Feedback Post-Leak Investor 1 10.7mm shares(1) 5% of Total(2) „H ¡§If it were me, I would be looking to go private. But only if the sponsors would be more focused on exit multiple than near term cash generation.¡¨ „H ¡§As such, while we wouldn¡¦t view any price sub $10 as appropriate in a sale, something in the low doubles that discounts both the risks and the time it would take seems reasonable.¡¨ „H ¡§¡K if you choose to remain independent, that would be a clear signal that you think value is underestimated. I¡¦d personally like to see a significant buyback once your stock falls back to $6-7 where it probably goes in a ¡§no-sale¡¨ scenario.¡¨ Multiple Investors 12.3mm shares (1) 6% of Total(2) Investor 4 690k shares (1) 0.3% of Total(2) „H Investor 2 (8.0mm shares, 4% of total) and Investor 3 (4.4mm shares, 2% of total) shared the same sentiment as Investor 1: „H ¡§¡Kwhile we wouldn¡¦t view any price sub $10 as appropriate in a sale, something in the low doubles that discounts both the risks and the time it would take seems reasonable¡¨ „H ¡§... Don¡¦t sell! Throwing a number out there but at least not for less than $12... public markets are short term stupid and long term efficient!¡¨ Source: Company Information. 1. Shareholdings in Virgil as per latest 13F filings. 2. Fully Diluted Shares Outstanding as of 12/31/24. 18

Investor Cost Basis Summary ¡V Management View Source: Company, Company public filings. 1. The 4.3mm delta in share count between the Total and Float reflects shares held by retail investors. Investor Type Share Count % Float Basis Min. Price Max Price Index 44,684,691 29% $9.85 $8.05 $12.07 Growth & Hedge 59,048,409 38% $9.97 $7.99 $17.55 GARP 24,001,921 15% $9.98 $8.05 $12.62 Value & Other 24,050,873 15% $9.92 $7.81 $16.86 Total 151,785,894 % of Float 97% Float(1) 156,100,000 Investor Cost Basis Summary „H The below table sets out the investor cost basis based on the latest available data from the latest 13F filings (which lag by 45 days) „H Management believes that the estimates below should be reasonable plus/minus $0.50 to $1.00 per share „H Management believes that the basis will be lower now since Q4¡¦24 results, and believes the current cost basis is more likely in the $7 - $9 range „H The data in the table below is calculated as a % of float, i.e. the table excludes all insider ownership 19

Preliminary Discounted Cash Flow Analysis Company Risk Adjusted Projections, Excluding NOL Impact Implied EV Calculation Implied EV Calculation – Terminal LTM Adj. EBITDA Multiple Preliminary Implied Share Price Sensitivity Analysis Source(s): Company Management, Company filings, Company Risk Adjusted Projections. Note: Debt and cash balance as of Q1 CY25 Company Risk Adjusted Projections. Fully diluted shares outstanding based on ~206.1mm common shares, ~14.8mm RSUs and ~7.3mm stock options outstanding, per Company Management information. Valuation date as of 03/31/2025. Assumes mid-year discounting except for terminal value which is discounted using end-of-period discounting methodology. 1. Includes amortization for Goodwill, Intangible Assets and Capitalized Section 174 Costs. 2. Assumes 25.9% tax rate per Company Management. 3. Other cash items includes cash impact of Provision For Doubtful Accounts and Supplier Advances. Terminal Adj. EBITDA $272 Terminal Adj. EBITDA Multiple 13.0x Terminal Value $3,537 PV of Unlevered FCF $108 5% PV of Terminal Value 1,859 95% Enterprise Value $1,967 100% Less: Net Debt 325 Equity Value $2,292 FDSO 222.3 Implied Share Price $10.31 Preliminary Enterprise Value Sensitivity Analysis Preliminary Discounted Cash Flow Terminal EV / LTM Adj. EBITDA Multiple 1031.0% 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 13.5% $8.69 $9.35 $10.02 $10.68 $11.34 $11.99 $12.65 14.5% $8.40 $9.04 $9.68 $10.31 $10.94 $11.58 $12.21 15.5% $8.13 $8.74 $9.35 $9.96 $10.57 $11.18 $11.78 WACC 20

Company Risk Adjusted Projections EV 13.5% $57 14.0% $56 14.5% $55 15.0% $54 15.5% $53 WACC Source(s): Company Management. • Cash flows discounted to 03/31/2025 • Discounted at Company’s WACC rate • Assumed remaining $187mm 2029 NOL Balance used up fully in 2030 • Assumed 80% EBIT usage limitation • Assumed 25.9% tax rate ($ in millions) Q2-Q4 25E 2026E 2027E 2028E 2029E Extrapolated 2030 Non-GAAP EBIT (Burdened w/ SBC) ($39) ($39) ($5) $87 $169 Less: NOLs used - - - (70) (135) (187) Taxable Income (post-NOLs) ($39) ($39) ($5) $18 $34 Marginal Tax Rate 26% 26% 26% 26% 26% 26% Cash Tax Expenses (Post-NOLs) - - - ($5) ($9) Plus: Pre-NOL Tax Expense - - - 23 44 Cash Savings from NOLs - - - $18 $35 $48 Memo: Beginning NOL Balance 309 348 387 392 322 187 Less: NOLs Used (Additions) 39 39 5 (70) (135) (187) Ending NOL Balance $348 $387 $392 $322 $187 $0 Allowable Usage 80% 80% 80% 80% 80% 80% Assumptions Preliminary Present Value of NOLs EV and Share Price Impact Sensitivities 21

Preliminary Discounted Cash Flow Analysis Extrapolated Consensus, Excluding NOL Impact Implied EV Calculation Implied EV Calculation – Terminal LTM Adj. EBITDA Multiple Preliminary Implied Share Price Sensitivity Analysis Source(s): Company Management, Company filings, Street Consensus, Company Risk Adjusted Projections. Note: Debt and cash balance as of Q1 CY25 Company Risk Adj. Proj. Fully diluted shares outstanding based on ~206.1mm common shares, ~14.8mm RSUs and ~7.3mm stock options outstanding, per Company Management information. Valuation date as of 3/31/2025. Assumes mid-year discounting except for terminal value which is discounted using end-of-period discounting methodology. 1. Includes amortization for Goodwill, Intangible Assets and Capitalized Section 174 Costs. 2. Assumes 25.9% tax rate per Company Management. 3. Other cash items includes cash impact of Provision For Doubtful Accounts and Supplier Advances. Terminal Adj. EBITDA $202 Terminal Adj. EBITDA Multiple 13.0x Terminal Value $2,626 PV of Unlevered FCF $36 3% PV of Terminal Value 1,380 97% Enterprise Value $1,416 100% Less: Net Debt 325 Equity Value $1,742 FDSO 221.6 Implied Share Price $7.86 Preliminary Enterprise Value Sensitivity Analysis Preliminary Discounted Cash Flow Terminal EV / LTM Adj. EBITDA Multiple 786.0% 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 13.5% $6.64 $7.13 $7.63 $8.13 $8.62 $9.12 $9.61 14.5% $6.43 $6.90 $7.38 $7.86 $8.34 $8.81 $9.28 15.5% $6.23 $6.68 $7.14 $7.60 $8.06 $8.52 $8.97 WACC Preliminary and Subject to Significant Diligence 22

Preliminary Virgil NOL Valuation Extrapolated Consensus EV 13.5% $56 14.0% $55 14.5% $53 15.0% $52 15.5% $51 WACC Source(s): Company Management. • Cash flows discounted to 03/31/2025 • Discounted at Company’s WACC rate • Assumed remaining $306mm 2029 NOL Balance used up equally across 2030 and 2031 • Assumed 80% EBIT usage limitation • Assumed 25.9% tax rate ($ in millions) Q2-Q4 25E 2026E 2027E 2028E 2029E Extrapolated 2030 Extrapolated 2031 Non-GAAP EBIT (Burdened w/ SBC) ($42) ($45) ($22) $41 $99 Less: NOLs used - - - (33) (79) (153) (153) Taxable Income (post-NOLs) ($42) ($45) ($22) $8 $20 Marginal Tax Rate 26% 26% 26% 26% 26% 26% 26% Cash Tax Expenses (Post-NOLs) - - - ($2) ($5) Plus: Pre-NOL Tax Expense - - - 11 26 Cash Savings from NOLs - - - $9 $20 $40 $40 Memo: Beginning NOL Balance 309 351 396 418 385 306 153 Less: NOLs Used (Additions) 42 45 22 (33) (79) (153) (153) Ending NOL Balance $351 $396 $418 $385 $306 $153 $0 Allowable Usage 80% 80% 80% 80% 80% 80% 80% Assumptions Preliminary Present Value of NOLs EV and Share Price Impact Sensitivities Preliminary and Subject to Significant Diligence 23

Preliminary Discounted Cash Flow Analysis Extrapolated Consensus Terminal EV / LTM EBITDA Multiple Terminal EV / LTM EBITDA Multiple $7.86 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 13.5% $6.64 $7.13 $7.63 $8.13 $8.62 $9.12 $9.61 14.0% $6.53 $7.02 $7.51 $7.99 $8.48 $8.96 $9.44 14.5% $6.43 $6.90 $7.38 $7.86 $8.34 $8.81 $9.28 15.0% $6.32 $6.79 $7.26 $7.73 $8.20 $8.66 $9.12 15.5% $6.23 $6.68 $7.14 $7.60 $8.06 $8.52 $8.97 WACC PV of NOL Share Price 13.5% $0.25 14.0% $0.25 14.5% $0.24 15.0% $0.24 15.5% $0.23 WACC Terminal EV / LTM EBITDA Multiple #REF! 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 13.5% $6.89 $7.39 $7.89 $8.38 $8.88 $9.37 $9.86 14.0% $6.78 $7.26 $7.75 $8.24 $8.73 $9.21 $9.69 14.5% $6.67 $7.15 $7.62 $8.10 $8.58 $9.05 $9.52 15.0% $6.56 $7.03 $7.50 $7.97 $8.43 $8.90 $9.36 15.5% $6.46 $6.92 $7.37 $7.83 $8.29 $8.75 $9.20 WACC DCF Value per Share DCF NOL Value per DCF Value per Share Incl. NOL Impact Share Preliminary and Subject to Significant Diligence 24

Preliminary Illustrative Leveraged Buyout Return Analysis
Company Risk Adjusted Projections

Key Assumptions

- Assumes valuation date of 03/31/2025
- Based on Company Risk Adjusted Projections through 2029E
- Acquisition for $9.48 / share, a ~20% premium to the current share price
  - 21.0x implied Q1 2025E LTM Adj. EBITDA Multiple on $85mm Adj. EBITDA, assuming target Sponsor return of 22.5%
- Preliminary financing with:
  - 7.5x Q1 2025E LTM Adj. EBITDA (based on Company Risk-Adjusted Projections), consisting of new debt of $635mm (S+475, 98)
  - Balance sheet cash and equivalents of $248mm
  - $1,381mm of new equity
- Assumes minimum cash of $50mm, interest on cash equal to 1.0%

Preliminary Sources & Uses

($ in millions)

Sources	$	%
New Debt	635	28.1%
Excess Cash on B/S	248	10.9%
Sponsor Equity	1,381	61.0%
Total Sources:	**$2,264**	**100.0%**

Uses	$	%
Purchase Common Equity & Options	$1,964	86.7%
RSUs / PSUs / Others	141	6.2%
Repay Existing Debt	72	3.2%
Illustrative Total Fees[3]	87	3.8%
Total Uses:	**$2,264**	**100.0%**

Preliminary Pro Forma Cap Table

($ in millions)	3/31/25 SQ	*Adj.*	3/31/25 PF
Total Cash[1]	$398	*($248)*	$150
Existing Debt[2]	$72	*(72)*	-
New Debt	-		635
Total Debt	$72		$635
Net Debt	(325)		485
Key Stats:			
Q1 2025E LTM Revenue	$441		$441
Q1 2025E LTM Adj. EBITDA	$85		$85
Total Debt / Adj. EBITDA	0.9x		7.5x
Net Debt / Adj. EBITDA	(3.8x)		5.7x

Preliminary Ability to Pay

Adj. EBITDA Exit Multiple	Target IRR: 20.0%	21.3%	22.5%	23.8%	25.0%
10.0x	$8.50	$8.27	$8.06	$7.85	$7.66
11.5x	$9.28	$9.02	$8.77	$8.53	$8.31
13.0x	$10.07	$9.76	$9.48	$9.21	$8.96
14.5x	$10.85	$10.51	$10.19	$9.88	$9.60
16.0x	$11.62	$11.25	$10.89	$10.56	$10.24

Source(s): Market data as of 04/15/2025. Historicals per Filings. CY25E to CY29E based on Company Risk Adjusted Projections. Virgil's capitalization based on company management information. Debt pricing reflects a "normalized" market condition. 1. Cash and equivalents as of Q1 CY25 Company Risk Adjusted Projections 2. Debt as of Q1 CY25 Company Risk Adjusted Projections. 3. Illustrative Total Fees include $60mm in Transaction Fees and $27mm in Financing Fees.

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Preliminary Illustrative Leveraged Buyout Paydown
Company Risk Adjusted Projections

Preliminary 5-Year Paydown Summary

($ in millions)

	Fiscal Year							
	2024A	Q1 25E	Q2-Q4 25E	2026E	2027E	2028E	2029E	'24A-'29E CAGR
Revenue	$439	$108	$354	$508	$556	$631	$707	*10.0%*
% Growth	*15%*	*2%*	*6%*	*10%*	*9%*	*14%*	*12%*	
Adj. EBITDA (Unburdened w/ SBC)[1]	$85	$18	$73	$128	$163	$221	$278	*26.8%*
% Margin	*19%*	*16%*	*21%*	*25%*	*29%*	*35%*	*39%*	
Less: CapEx			(16)	(20)	(20)	(21)	(22)	
Less: Change in NWC			10	(2)	(5)	(10)	(6)	
Less: Stock-based Compensation Expenses[2]			(26)	(40)	(45)	(37)	(36)	
Less: Net Cash Interest Expense			(41)	(51)	(47)	(42)	(33)	
Less: Other Cash Items[3]			(18)	(15)	(18)	(21)	(28)	
Less: Cash Taxes			-	-	-	(3)	(22)	
Levered Free Cash Flow[4]			($17)	$1	$28	$86	$132	
Total Debt		$635	$630	$551	$523	$437	$305	
Cash Balance		$150	$128	$50	$50	$50	$50	
Leverage Statistics								
Total Debt / LTM Adj. EBITDA		7.5x	6.9x	4.3x	3.2x	2.0x	1.1x	
Net Debt / LTM Adj. EBITDA		5.7x	5.5x	3.9x	2.9x	1.8x	0.9x	
LTM Adj. EBITDA / Interest Expense			1.7x	2.5x	3.5x	5.3x	8.6x	
% of Total Debt Repaid			*1%*	*13%*	*18%*	*31%*	*52%*	
% of Cumulative Free Cash Flow / Net Debt			*(3%)*	*(3%)*	*2%*	*20%*	*47%*	

Source(s): Market data as of 04/15/2025. Historicals per Company Filings. CY25E to CY29E based on Company Risk Adjusted Projections.
1. *Excludes management estimated public company costs.*
2. *Assumes 50% reduction of stock-based compensation expenses post transaction.*
3. *Other cash items includes cash impact of Provision For Doubtful Accounts and Supplier Advances.*
4. *Levered cash flow does not include non-operating item related to stock donation.*

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Preliminary and Subject to Significant Diligence

Preliminary Illustrative Leveraged Buyout Return Analysis
Company Risk Adjusted Projections PF Acquisitions

Key Assumptions

- Assumes valuation date of 03/31/2025
- Based on Company Risk Adjusted Projections through 2029E
- Acquisition for $10.39 / share, a ~31% premium to the current share price
  - 23.5x implied Q1 2025E LTM Adj. EBITDA Multiple on $85mm Adj. EBITDA, assuming target Sponsor return of 22.5%
- Preliminary financing with:
  - 7.5x Q1 2025E LTM Adj. EBITDA (based on Company Risk-Adjusted Projections), consisting of new debt of $635mm (S+475, 98)
  - Balance sheet cash and equivalents of $248mm
  - $1,586mm of new equity
- Assumes minimum cash of $50mm, interest on cash equal to 1.0%
- Assumes Acquisition #1 in 2026E for $240mm (12.0x on $20mm Adj. EBITDA) and Acquisition #2 in 2028E for $240mm (12.0x on $20mm Adj. EBITDA)
  - Assumes synergies of $3mm in the year following the acquisition and $5mm thereafter
  - Assumes Adj. EBITDA Margin expansion of 5% per annum
  - Assumes acquisitions financed with incremental debt

Preliminary Sources & Uses

($ in millions)

Sources	$	%
New Debt	635	25.7%
Excess Cash on B/S	248	10.0%
Sponsor Equity	1,586	64.2%
Total Sources:	**$2,468**	**100.0%**

Uses	$	%
Purchase Common Equity & Options	$2,155	87.3%
RSUs / PSUs / Others	154	6.2%
Repay Existing Debt	72	2.9%
Illustrative Total Fees[3]	87	3.5%
Total Uses:	**$2,468**	**100.0%**

Preliminary Pro Forma Cap Table

($ in millions)

	3/31/25 SQ	Adj.	3/31/25 PF
Total Cash[1]	$398	*($248)*	$150
Existing Debt[2]	$72	*(72)*	-
New Debt	-		635
Total Debt	$72		$635
Net Debt	(325)		485
Key Stats:			
Q1 2025E LTM Revenue	$441		$441
Q1 2025E LTM Adj. EBITDA	$85		$85
Total Debt / Adj. EBITDA	0.9x		7.5x
Net Debt / Adj. EBITDA	(3.8x)		5.7x

Preliminary Ability to Pay

Adj. EBITDA Exit Multiple	Target IRR 20.0%	21.3%	22.5%	23.8%	25.0%
10.0x	$9.07	$8.81	$8.57	$8.34	$8.13
11.5x	$10.07	$9.77	$9.48	$9.21	$8.96
13.0x	$11.06	$10.71	$10.39	$10.07	$9.78
14.5x	$12.06	$11.66	$11.29	$10.93	$10.60
16.0x	$13.05	$12.60	$12.19	$11.79	$11.42

Source(s): Market data as of 04/15/2025. Historicals per Filings. CY25E to CY29E based on Company Risk Adjusted Projections. Virgil's capitalization based on company management information. Debt pricing reflects a "normalized" market condition. 1. Cash and equivalents as of Q1 CY25 Company Risk Adjusted Projections. 2. Debt as of Q1 CY25 Company Risk Adjusted Projections. 3. Illustrative Total Fees include $60mm in Transaction Fees and $27mm in Financing Fees.

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Preliminary and Subject to Significant Diligence

Preliminary Illustrative Leveraged Buyout Paydown
Company Risk Adjusted Projections PF Acquisitions

Preliminary 5-Year Paydown Summary

($ in millions)

	Fiscal Year							
	2024A	Q1 25E	Q2-Q4 25E	2026E	2027E	2028E	2029E	'24A-'29E CAGR
Revenue	$439	$108	$354	$588	$644	$808	$902	15.5%
% Growth	15%	2%	6%	27%	9%	26%	12%	
Adj. EBITDA (Unburdened w/ SBC)[1]	$85	$18	$73	$148	$192	$280	$355	33.2%
% Margin	19%	16%	21%	25%	30%	35%	39%	
Less: CapEx			(16)	(23)	(24)	(27)	(28)	
Less: Change in NWC			10	(2)	(6)	(12)	(7)	
Less: Stock-based Compensation Expenses[2]			(26)	(46)	(52)	(49)	(48)	
Less: Net Cash Interest Expense			(41)	(61)	(68)	(74)	(74)	
Less: Other Cash Items[3]			(18)	(15)	(18)	(21)	(28)	
Plus: Incremental Borrowings[4]			-	240	-	240	-	
Less: Acquisition			-	(240)	-	(240)	-	
Less: Cash Taxes			-	-	(1)	(5)	(23)	
Levered Free Cash Flow[5]			($17)	$1	$24	$91	$146	
Total Debt		$635	$630	$791	$767	$916	$770	
Cash Balance		$150	$128	$50	$50	$50	$50	
Leverage Statistics								
Total Debt / LTM Adj. EBITDA		7.5x	6.9x	5.4x	4.0x	3.3x	2.2x	
Net Debt / LTM Adj. EBITDA		5.7x	5.5x	5.0x	3.7x	3.1x	2.0x	
LTM Adj. EBITDA / Interest Expense			1.7x	2.4x	2.8x	3.8x	4.8x	
% of Total Debt Repaid			1%	10%	12%	18%	31%	
% of Cumulative Free Cash Flow / Net Debt			(3%)	(2%)	1%	10%	25%	

Source(s): Historicals per Company Filings. CY25E to CY29E based on Company Risk Adjusted Projections and pro forma acquisitions.
1. Excludes management estimated public company costs.
2. Assumes 50% reduction of stock-based compensation expenses post transaction.
3. Other cash items includes cash impact of Provision For Doubtful Accounts and Supplier Advances.
4. Incremental borrowings consists of 73% of 1st lien and 27% of 2nd lien, consistent with the initial re-levered debt split at the transaction date.
5. Levered cash flow does not include non-operating item related to stock donation.

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Preliminary and Subject to Significant Diligence

Preliminary Illustrative Leveraged Buyout Return Analysis
Extrapolated Consensus

Key Assumptions

- Assumes valuation date of 03/31/2025
- Based on Consensus Estimates between 2025E and 2027E and extrapolation through 2029E
- Acquisition for $7.57/ share, a ~4% discount to the current share price
  - 15.8x implied Q1 2025E LTM Adj. EBITDA Multiple on $86mm Adj. EBITDA, assuming target Sponsor return of 22.5%
- Preliminary financing with:
  - 7.5x Q1 2025E LTM Adj. EBITDA, consisting of new debt of $645mm (S+475, 98.0)
  - Balance sheet cash and equivalents of $248mm
  - $945mm of new equity
- Assumes minimum cash of $50mm, interest on cash equal to 1.0%

Preliminary Sources & Uses

($ in millions)

Sources	$	%
New Debt	645	35.1%
Excess Cash on B/S	248	13.5%
Sponsor Equity	945	51.4%
Total Sources:	**$1,838**	**100.0%**

Uses	$	%
Purchase Common Equity & Options	$1,565	85.2%
RSUs / PSUs / Others	112	6.1%
Repay Existing Debt	72	3.9%
Illustrative Total Fees[3]	87	4.8%
Total Uses:	**$1,838**	**100.0%**

Preliminary Pro Forma Cap Table

($ in millions)

	3/31/25 SQ	*Adj.*	3/31/25 PF
Total Cash[1]	$398	*($248)*	$150
Existing Debt[2]	$72	*(72)*	-
New Debt	-		645
Total Debt	$72		$645
Net Debt	(325)		495
Key Stats:			
Q1 2025E LTM Revenue	$444		$444
Q1 2025E LTM Adj. EBITDA	$86		$86
Total Debt / Adj. EBITDA	0.8x		7.5x
Net Debt / Adj. EBITDA	(3.8x)		5.8x

Preliminary Ability to Pay

Adj. EBITDA Exit Multiple	Target IRR 20.0%	21.3%	22.5%	23.8%	25.0%
10.0x	$6.81	$6.67	$6.53	$6.40	$6.27
11.5x	$7.39	$7.21	$7.05	$6.90	$6.75
13.0x	$7.97	$7.76	$7.57	$7.39	$7.22
14.5x	$8.54	$8.31	$8.09	$7.89	$7.70
16.0x	$9.10	$8.85	$8.61	$8.38	$8.17

Source(s): Historicals per Filings. CY25E to CY27E based on Consensus Estimates then CY28E-CY29E based on highly preliminary extrapolation. Virgil's capitalization based on company management information. Debt pricing reflects a "normalized" market condition. 1. Cash and equivalents as of Q1 CY25 Company Risk Adjusted Projections. 2. Debt as of Q1 CY25 Company Risk Adjusted Projections. 3. Illustrative Total Fees include $60mm in Transaction Fees and $27mm in Financing Fees.

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Preliminary and Subject to Significant Diligence

Preliminary Illustrative Leveraged Buyout Paydown *Extrapolated Consensus*

Preliminary 5-Year Paydown Summary

($ in millions)

	Fiscal Year							
	2024A	Q1 25E	Q2-Q4 25E	2026E	2027E	2028E	2029E	'24A-'29E CAGR
Revenue	$439	$110	$348	$505	$565	$614	$668	*8.8%*
% Growth	*15%*	*4%*	*4%*	*10%*	*12%*	*9%*	*9%*	
Adj. EBITDA (Unburdened w/ SBC)[1]	$85	$19	$70	$121	$146	$175	$208	*19.7%*
% Margin	*19%*	*17%*	*20%*	*24%*	*26%*	*29%*	*31%*	
Less: CapEx			(16)	(20)	(20)	(21)	(22)	
Less: Change in NWC			10	(2)	(5)	(10)	(6)	
Less: Stock-based Compensation Expenses[2]			(26)	(40)	(45)	(37)	(36)	
Less: Net Cash Interest Expense			(41)	(52)	(50)	(48)	(43)	
Less: Other Cash Items[3]			(18)	(15)	(18)	(21)	(28)	
Less: Cash Taxes			-	-	-	(2)	(5)	
Levered Free Cash Flow[4]			($21)	($7)	$9	$36	$68	
Total Debt		$645	$640	$573	$564	$528	$460	
Cash Balance		$150	$125	$50	$50	$50	$50	
Leverage Statistics								
Total Debt / LTM Adj. EBITDA		7.5x	7.2x	4.7x	3.9x	3.0x	2.2x	
Net Debt / LTM Adj. EBITDA		5.8x	5.8x	4.3x	3.5x	2.7x	2.0x	
LTM Adj. EBITDA / Interest Expense			1.6x	2.3x	2.9x	3.7x	4.8x	
% of Total Debt Repaid			*1%*	*11%*	*13%*	*18%*	*29%*	
% of Cumulative Free Cash Flow / Net Debt			*(4%)*	*(6%)*	*(4%)*	*3%*	*17%*	

Source(s): Historicals per Company Filings. CY25E to CY27E based on Consensus Estimates then CY28E-CY29E based on highly preliminary extrapolation.
1. *Excludes management estimated public company costs.*
2. *Assumes 50% reduction of stock-based compensation expenses post transaction.*
3. *Other cash items includes cash impact of Provision For Doubtful Accounts and Supplier Advances.*
4. *Levered cash flow does not include non-operating item related to stock donation.*

30

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Premiums Paid for Precedent Technology Transactions

Target	Acquiror	Acquisition Price	Date Announced	1-Day Unaffected Premium	VWAP Premium 30 Days	VWAP Premium 90 Days	VWAP Premium 180 Days	52-Week High
Paycor HCM, Inc.	Paychex, Inc.	$22.50	1/7/2025	21%	19%	38%	55%	5%
Zuora	GIC; Silver Lake	$10.00	10/17/2024	18%	14%	15%	15%	(15%)
Model N	Vista Equity Partners	$30.00	4/8/2024	11%	22%	23%	10%	(30%)
Vizio	Walmart	$11.50	2/20/2024	47%	56%	72%	74%	12%
Everbridge	Thoma Bravo	$35.00	2/5/2024	47%	54%	61%	49%	(0%)
EngageSmart	Vista Equity Partners; General Atlantic	$23.00	10/23/2023	23%	30%	28%	25%	3%
NextGen Healthcare	Thoma Bravo	$23.95	9/6/2023	46%	45%	46%	38%	15%
Avid Technology	STG Partners	$27.05	8/9/2023	32%	13%	0%	3%	(19%)
Momentive Global	STG Partners	$9.46	3/13/2023	46%	53%	22%	(20%)	(62%)
Sumo Logic	Francisco Partners	$12.05	2/9/2023	57%	50%	56%	54%	(5%)
Duck Creek Technologies	Vista Equity Partners	$19.00	1/9/2023	46%	63%	63%	33%	(35%)
ForgeRock	Thoma Bravo	$23.25	10/11/2022	53%	44%	20%	26%	(32%)
Billtrust	EQT Partners	$9.50	9/28/2022	65%	43%	64%	56%	(13%)
Computer Services	Centerbridge; Bridgeport Partners; CFT Capital	$58.00	8/20/2022	53%	54%	47%	35%	(3%)
Ping Identity	Thoma Bravo	$28.50	8/3/2022	63%	54%	29%	29%	(6%)
Covetrus	TPG; CD&R; Covetrus	$21.00	5/20/2022	17%	35%	26%	18%	(26%)
Plantronics	HP	$40.00	3/28/2022	47%	47%	44%	40%	(6%)
Houghton Mifflin	Veritas Capital	$21.00	2/22/2022	36%	35%	38%	63%	21%
Vocera Communications	Stryker	$79.25	1/6/2022	27%	28%	43%	65%	18%
Bottomline Technologies	Thoma Bravo	$57.00	12/17/2021	42%	41%	43%	38%	5%
QAD	Thoma Bravo	$87.50	6/28/2021	20%	21%	24%	34%	11%
Sykes Enterprises	Sitel Worldwide	$54.00	6/18/2021	31%	29%	25%	34%	17%
NIC	Tyler Technologies	$34.00	2/10/2021	14%	22%	35%	44%	14%
Cubic	Veritas Capital; Evergreen	$75.00	2/8/2021	69%	64%	67%	63%	0%
Glu Mobile	Electronic Arts	$12.50	2/8/2021	36%	36%	44%	44%	19%
Pluralsight	Vista Equity; Partners Group	$22.50	12/13/2020	40%	34%	22%	35%	1%
MTS Systems	Amphenol	$58.50	12/9/2020	52%	77%	125%	176%	12%
Endurance International Group	Clearlake Capital	$9.50	11/2/2020	79%	65%	93%	142%	45%
Virtusa Corp	EQT	$51.35	9/10/2020	27%	29%	55%	44%	3%
Forescout Technologies	Advent; Crosspoint Capital	$29.00	2/6/2020	14%	(4%)	(13%)	(20%)	(37%)
			1st Quartile	24%	28%	24%	27%	(15%)
			Mean	39%	39%	42%	43%	(3%)
			Median	41%	39%	40%	38%	0%
			3rd Quartile	51%	54%	56%	54%	12%

Source(s): FactSet, Company Filings, and Market Data since 2020 for US domiciled targets with Enterprise Value between $1.0-4.0bn and all-cash consideration.

31

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Summary of Changes in Selected Comparable Transactions and DCF 1. Unchanged compared to the multiples used in 3/26 Board Presentation. Preliminary Precedented Transaction Multiples DCF Initial Board Meeting Selected Range 2024E Revenue (Dec LRP) 6.0x - 10.0x 2025E Revenue (Dec LRP) 4.0x - 8.0x 4/17 Selected Range(1) 2024A Revenue (Risk Adj. Proj.) 5.0x - 7.5x 2025E Revenue (Risk Adj. Proj.) 4.0x - 6.5x Initial Board Meeting Selected Range Terminal EV / LTM Adj. EBITDA (Dec LRP) 12.0x - 18.0x WACC Range 13.0% - 15.0% 4/17 Selected Range(1) Terminal EV / LTM Adj. EBITDA (Risk Adj. Proj.) 10.0x - 16.0x WACC Range 13.5% - 15.5% 32

Disclaimer The following pages contain material that was provided to the Board of Directors (the “Board”) of Virgil (the “Company”) by Barclays Capital Inc. (“Barclays”). The accompanying material and any Barclays presentation related to the material was compiled or prepared on a confidential basis solely for consideration by the Board and no part of it may be reproduced, distributed or transmitted without the prior written consent of Barclays. The information contained in this material was obtained from the Company and/or publicly available sources, and Barclays has relied upon such information without independent verification thereof and does not assume any liability for any such information. These materials are being provided in connection with an actual corporate engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays. 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